Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-174519, No. 333-130395, No. 333-69588, No. 333-50934 and No. 333-216739) and in the Registration Statement on Form S-3 (No. 333-216737) of our report dated March 16, 2017, relating to the financial statements of Wuxi Weifu Autocam Precision Machinery Company, Ltd. as of and for the year ended December 31, 2016, appearing in the Annual Report on Form 10-K of NN, Inc. for the year ended December 31, 2017.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, People’s Republic of China
April 2, 2018